Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with the filing of the Quarterly Report on Form 10-Q for the period ended September 30, 2010 (the “Report”) by SMSA Palestine Acquisition Corp., (“Registrant”), each of the undersigned hereby certifies that, to his knowledge:

          1.      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

          2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Date: November 12, 2010

/s/ Zhan Youdai
Zhan Youdai, Chief Executive Officer
(Principal Executive Officer)

/s/ Tsang Yin Chiu Stanley
Tsang Yin Chiu Stanley, Chief Financial Officer
(Principal Accounting Officer)